SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) January 21, 2009
E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)
Registrant’s telephone number, including area code: (302) 774-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 21, 2009, the Board of Directors took the following actions with respect to Charles O. Holliday, Jr., Chair of the Board:
•	Approved a short-term incentive payment for 2008 of $1.732 million under the Company’s Equity and Incentive Plan (“EIP”), reflecting corporate results for 2008 and consistent with the short-term incentive guidelines applicable to all employees eligible to receive cash-based incentive awards under the Company’s EIP. The EIP is on file with the Securities and Exchange Commission (“Commission”) as part of the Company’s Definitive Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, which was filed on March 19, 2007;

•	Accepted Mr. Holliday’s retirement from the Company effective January 31, 2009;

•	Appointed Mr. Holliday as non-employee Chair of the Board effective February 1, 2009;

•	Approved an annual retainer of $750,000 for Mr. Holliday in his role as non-employee Chair, exclusive of the annual director fees to which he will be entitled as a non-employee Board member.
On January 21, 2009, the Board of Directors took the following actions with respect to Ellen J. Kullman, Chief Executive Officer:
•	Approved a short-term incentive payment for 2008 of $718,000, under the Company’s EIP;

•	Established a target short-term incentive award for 2009 for Ms. Kullman under the Company’s EIP in the amount of $1.932 million;

•	Approved a long-term incentive award (“LTI Award”) for Ms. Kullman, effective February 4, 2009, under the Company’s EIP. The award, which was approved at a value of $5.2 million, will be delivered in an equal mix, by fair value on the date of grant, of stock options, time-vested restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”).
The terms of the LTI Award will be materially consistent with the award terms that are on file with the Commission as Exhibits 10.11 (options), 10.13 (RSUs) and 10.14 (PSUs) to the Company’s Form 10-Q Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarterly period ended March 31, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller
January 27, 2009

3